Exhibit 10.12

DATE

To:

Re: Director’s Compensation Arrangements

REVIUM Rx., a Nevada Corporation (the “Company”) is pleased to reaffirm your continued service as a director on the Board of Directors (the “Board”) of the Company.

As compensation for your service on the Board, the Company is offering to you the following options. Please indicate your preference and return to the Company.

☐  Option A:

In consideration for your services as a director during CALENDAR YEAR, the Company shall pay you an annual fee at the rate of $4,000.00, which shall be paid in accordance with the Company’s regularly established practices regarding the payment of Directors’ fees, or in increments of $2,000.00 biannually on each of June 1 and December 1.

In addition, you shall be paid (i) $500 for each Board meeting attended in person and (ii) $300 for each telephonic or virtual Board meeting or any Board action taken by way of written Board consent. The Company shall reimburse you for all reasonable business expenses incurred in the performance of Services in accordance with Company’s expense reimbursement guidelines.

Subject to approval by the board of directors of the Company, the Company shall grant you a stock option under the ESOP (the “Option”) to purchase up to 240,000 shares of the Company’s common stock, par value $0.001 per share of the Company (the “Common Stock”). The Option shall vest over eight (8) consecutive fiscal quarters, beginning with the quarter ending _________. The Option shall be exercisable at a per share exercise price of $____ and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between yourself and the Company.

☐  Option B:

In consideration for your services as a director during CALENDAR YEAR, the Company shall pay you an annual fee at the rate of $8,000.00, which shall be paid in accordance with the Company’s regularly established practices regarding the payment of Directors’ fees, or in increments of $4,000.00 biannually on each of June 1 and December 1.

In addition, you shall be paid (i) $500 for each Board meeting attended in person and (ii) $300 for each telephonic or virtual Board meeting or any Board action taken by way of written Board consent. The Company shall reimburse you for all reasonable business expenses incurred in the performance of Services in accordance with Company’s expense reimbursement guidelines.

Please return by email a copy of this letter signed as reflected below, indicating your preferred compensation arrangement. Upon receipt thereof, the Company will send to you a director agreement.

[Signature page to follow]

Sincerely,

Amir Avraham, Interim CEO

Agreed and Accepted:

By: